UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2018

Riverview Financial Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	333-201017	38-3917371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3901 North Front Street, Harrisburg, PA	17110
(Address of principal executive offices)	(Zip Code)

(717) 827-4042

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement

On July 2, 2018, Michael J. Bibak and Riverview Financial Corporation and Riverview Bank entered into a Separation Agreement and General Release in connection with Mr. Bibak’s separation from employment as described in Item 5.02, below. Under the terms of the Agreement, Mr. Bibak will be paid $375,000, plus the value of his accrued but unused paid time off, to be paid in 60 monthly installments. He will also be entitled to receive the Bank’s portion of monthly costs for medical, dental, and vision insurance coverage and the monthly lease payment on his company car, each through September 30, 2019. Mr. Bibak remains subject to the non-competition covenants contained in his employment agreement, which was increased to three years, but reduced its scope to a single institution.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 2, 2018, Michael J. Bibak, Chief Operating Officer of Riverview Financial Corporation (the “Company”) announced his separation with the Company and is no longer serving as the Company’s Chief Operating Officer. Mr. Bibak will be pursuing other business and professional interests. Mr. Bibak was an essential part of the timely and successful completion of the 2017 merger between Riverview Financial Corporation and CBT Financial Corp.

Item 9.01 Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Confidential Separation Agreement and General Release

10.2	Notice of Non-Renewal of Executive Employment Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

RIVERVIEW FINANCIAL CORPORATION
(Registrant)

Dated: July 2, 2018	By:	/s/ Kirk D. Fox
Kirk D. Fox
Chief Executive Officer
(Principal Executive Officer)